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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 22, 2006

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1017 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 462-0315

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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ITEM 8.01  OTHER  EVENTS

On September 22, 2006, Daybreak Oil and Gas, Inc. finalized an agreement with Strike Oil and Minerals, Corp. of Georgetown, Texas, to purchase their direct interests in the Tuscaloosa Oil and Gas Project located in Northeastern Louisiana. Daybreak will acquire an additional eight percent (8%) interest in the F Prospect and seven (8%) interest in the pipeline serving the F prospect.  Daybreak will also acquire an additional seven percent (7%) in all other prospects in the Tuscaloosa Project.

Daybreak is paying $209,919 in cash and 72,500 shares of restricted common stock according to the agreement. Daybreak will receive all of the oil and gas production revenue from the F-1 Well that was earned by Strike Oil and Minerals from June 17, 2006, when the F-1 well started to produce.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits:

10.1

Sale Agreement for Strike Oil & Minerals

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daybreak Oil and Gas, Inc.

/s/ Terrence J. Dunne

By:_________________________________

Terrence J. Dunne, Chief Financial Officer

Date:     September 28, 2006